                                                                     EXHIBIT 3.6

                           SECOND AMENDED AND RESTATED

                                  B Y - L A W S

                                       OF

                       ADVANCED FIBRE COMMUNICATIONS, INC.

                            (A DELAWARE CORPORATION)

                               TABLE OF CONTENTS

                                                                                  Page
                                                                                  ----
ARTICLE 1 Meeting of Stockholders...............................................   1

     1.1   Place of Meeting.....................................................   1
     1.2   Annual Meeting.......................................................   1
     1.3   Special Meetings.....................................................   2
     1.4   Notice of Meetings...................................................   3
     1.5   Manner of Giving Notice..............................................   3
     1.6   List of Stockholders.................................................   3
     1.7   Organization and Conduct of Business.................................   4
     1.8   Quorum and Adjournments..............................................   4
     1.9   Voting Rights........................................................   4
     1.10  Majority Vote........................................................   4
     1.11  Record Date for Stockholder Notice and Voting........................   5
     1.12  Proxies..............................................................   5
     1.13  Inspectors of Election...............................................   5
     1.14  Action Without a Meeting.............................................   5

ARTICLE 2 Directors.............................................................   5

     2.1   Number, Election, Tenure and Qualifications..........................   5
     2.2   Enlargement and Vacancies............................................   7
     2.3   Resignation and Removal..............................................   7
     2.4   Powers...............................................................   7
     2.5   Chairman of the Board................................................   7
     2.6   Place of Meetings....................................................   7
     2.7   Annual Meetings......................................................   7
     2.8   Regular Meetings.....................................................   8
     2.9   Special Meetings.....................................................   8
     2.10  Quorum, Action at Meeting, Adjournments..............................   8
     2.11  Action Without Meeting...............................................   8
     2.12  Telephone Meetings...................................................   8
     2.13  Committees...........................................................   9
     2.14  Fees and Compensation of Directors...................................   9

ARTICLE 3 Officers..............................................................   9

     3.1   Officers Designated..................................................   9
     3.2   Election.............................................................  10
     3.3   Tenure...............................................................  10
     3.4   Chief Executive Officer and President................................  10
     3.5   Vice Presidents......................................................  10
     3.6   Secretary And Assistant Secretary....................................  10
     3.7   Treasurer............................................................  12
     3.8   Bond.................................................................  12
     3.9   Delegation of Authority..............................................  12

ARTICLE 4 Notices ..............................................................  12


                                TABLE OF CONTENTS
                                   (continued)

                                                                                   Page
                                                                                   ----
     4.1  Delivery..............................................................   12
     4.2  Waiver of Notice......................................................   12

ARTICLE 5 Indemnification Of Directors, Officers, Employees And Other Agents....   13

ARTICLE 6 Capital Stock.........................................................   14

     6.1  Certificates for Shares...............................................   14
     6.2  Transfer of Stock.....................................................   14
     6.3  Registered Stockholders...............................................   15
     6.4  Lost, Stolen or Destroyed Certificates................................   15

ARTICLE 7 Certain Transactions..................................................   15

     7.1  Transactions with Interested Parties..................................   15

     7.2  Quorum................................................................   16

ARTICLE 8 General Provisions....................................................   16

     8.1  Dividends.............................................................   16

     8.2  Reserves..............................................................   16
     8.3  Checks................................................................   16

     8.4  Corporate Seal........................................................   16
     8.5  Fiscal Year...........................................................   16
     8.6  Execution of Corporate Contracts and Instruments......................   16

     8.7  Representation of Shares of Other Corporations........................   16

ARTICLE 9 Amendments............................................................   17


                              AMENDED AND RESTATED

                                  B Y - L A W S

                                       OF

                       ADVANCED FIBRE COMMUNICATIONS, INC.

                            (A DELAWARE CORPORATION)

                                   ARTICLE 1

                             Meeting of Stockholders

      1.1 Place of Meeting. Meetings of stockholders may be held at such place, either within or without of the State of Delaware, as may be designated by or in the manner provided in these by-laws, or, if not so designated, at the registered office of the corporation or the principal executive offices of the corporation.

      1.2 Annual Meeting. Annual meetings of stockholders shall be held each year at such date and time as shall be designated from time to time by the Board of Directors or the Chief Executive Officer and President and stated in the notice of the meeting. At such annual meeting, the stockholders shall elect by a plurality vote the number of directors equal to the number of directors of the class whose term expires at such meetings (or, if fewer, the number of directors properly nominated and qualified for election) to hold office until the third succeeding annual meeting of stockholders after their election. The stockholders shall also transact such other business as may properly be brought before the meetings.

      If authorized by the board of directors in its sole discretion, and subject to such guidelines and procedures as the board of directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:

            (i) participate in a meeting of stockholders; and

            (ii) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (a) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (b) the corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (c) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

      If authorized by the board of directors, the requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxyholder.

      To be properly brought before the annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or the Chief Executive Officer and President, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or the Chief Executive Officer and President, or (c) otherwise properly brought before the meeting by a stockholder of record. In addition to any other applicable requirements, for business to be properly brought before the annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered by a nationally recognized courier service or mailed by first-class United States mail, postage or delivery charges prepaid, and received at the principal executive offices of the corporation, addressed to the attention of the Secretary of the corporation, not less than 60 days nor more than 90 days prior to the scheduled date of the meeting (regardless of any postponements, deferrals or adjournments of that meeting to a later date); provided, however, that in the event that less than 75 days' notice or prior public disclosure of the date of the scheduled meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the earlier of (a) the close of business on the 15th day following the day on which such notice of the date of the scheduled annual meeting was mailed or such public disclosure was made, whichever first occurs, and (b) two days prior to the date of the scheduled meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class, series and number of shares of the corporation that are owned beneficially by the stockholder, and (iv) any material interest of the stockholder in such business.

      Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section; provided, however, that nothing in this Section shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting.

      The Chairman of the Board of Directors of the corporation (or such other person presiding at the meeting in accordance with these by-laws) shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 1.2, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 1.2.

      1.3 Special Meetings. Special meetings of the stockholders may be called for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, by the Chairman of the Board or by the Chairman or the Secretary at the written request of a majority of the total number of Directors which the corporation would have if there were no vacancies. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

      1.4 Notice of Meetings. Notice of stockholders' meetings, stating the place, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which such special meeting is called, shall be given in accordance with Section 1.5 hereof to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days prior to the meeting.

      When a meeting is adjourned to another place (if any), date or time, notice need not be given of the adjourned meeting if the place (if any), date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place (if any), date and time of the adjourned meeting shall be given in conformity herewith.

      1.5 Manner of Giving Notice. Notice of any meeting of stockholders shall be given personally, by mail, by electronic transmission or by other written communication, addressed to the stockholder at the address, number, electronic mail address or other location of that stockholder appearing on the books of the corporation or given by the stockholder to the corporation for the purpose of notice. If no such address, number, email address or other location appears on the corporation's books or is given, notice shall be deemed to have been given if sent to that stockholder by mail or telegraphic or other written communication to the corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or, if sent by electronic transmission, as follows: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice, (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (a) such posting and (b) the giving of such separate notice, and (iv) if by any other form of electronic transmission, when directed to the stockholder.

      An affidavit of mailing or of electronic transmission of any notice or report in accordance with the provisions of this Section 9, executed by the Secretary, Assistant Secretary or any transfer agent or other agent, shall be prima facie evidence of the giving of the notice.

      1.6 List of Stockholders. The officer in charge of the stock ledger of the corporation or the transfer agent shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained herein shall require the corporation to include electronic mail address or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation. In the event the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

      1.7 Organization and Conduct of Business. The Chairman of the Board of Directors or, in his or her absence, the Chief Executive Officer and President of the corporation or, in their absence, such person as the Board of Directors may have designated or, in the absence of such a person, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as Chairman of the meeting. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the Chairman appoints.

      The Chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him or her in order.

      1.8 Quorum and Adjournments. Except where otherwise provided by law or the certificate of incorporation or these by-laws, the holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented in proxy, shall constitute a quorum at all meetings of the stockholders. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to have less than a quorum if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat who are present in person or represented by proxy or, if no stockholder is present or represented by proxy, by any officer entitled to preside at or to act as secretary of such meeting, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

      1.9 Voting Rights. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder.

      1.10 Majority Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation or of these by-laws, a different vote is required in which case such express provision shall govern and control the decision of such question.

      1.11 Record Date for Stockholder Notice and Voting. For purposes of determining the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, or to vote, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any right in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 days nor less than 10 days before the date of any such meeting nor more than 60 days before any other action to which such record date relates. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. If the Board of Directors does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

      1.12 Proxies. To the extent permitted by law, any stockholder of record may appoint a person or persons to act as the stockholder's proxy or proxies at any stockholder meeting for the purpose of representing and voting the stockholder's shares. The stockholder may make this appointment by any means the General Corporation Law of the State of Delaware specifically authorizes, and by any other means the Secretary of the corporation may permit. Prior to any vote, and subject to any contract rights of the proxy holder, the stockholder may revoke the proxy appointment either directly or by the creation of a new appointment, which will automatically revoke the former one. The inspector of elections appointed for the meeting may establish requirements concerning such proxy appointments or revocations that the inspector considers necessary or appropriate to assure the integrity of the vote and to comply with law.

      1.13 Inspectors of Election. The corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. The corporation may designate one or more persons to act as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

      1.14 Action Without a Meeting. Any action required or permitted to be taken by the stockholders of the corporation must be effected at an annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing of such stockholders.

                                    ARTICLE 2

                                    Directors

      2.1 Number, Election, Tenure and Qualifications. The number of directors which shall constitute the whole Board of Directors shall be not less than [seven] nor more than nine. Within such limit, the number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the Board of Directors. The classes of directors that shall constitute the whole Board of Directors shall be as provided in the certificate of incorporation.

      At each annual meeting of the stockholders, directors shall be elected for that class of directors whose terms are then expiring, except as otherwise provided in Section 2.2 of this Article, and each director so elected shall hold office until such director's successor is duly elected and qualified or until such director's earlier resignation, removal, death or incapacity.

      Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations of persons for election to the Board of Directors at the annual meeting, by or at the direction of the Board of Directors, may be made by any nominating committee or person appointed by the Board of Directors; nominations may also be made by any stockholder of record of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder's notice shall be delivered by a nationally recognized courier service or mailed by first-class United States mail postage or delivery charges prepaid, and received at the principal executive offices of the corporation addressed to the attention of the Secretary of the corporation not less than 60 days nor more than 90 days prior to the scheduled date of the meeting (regardless of any postponements, deferrals or adjournments of that meeting to a later date); provided, however, that in the event that less than 75 days' notice or prior public disclosure of the date of the scheduled meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the earlier of (a) the close of business on the 15th day following the day on which such notice of the date of the scheduled annual meeting was mailed or such public disclosure was made, whichever first occurs, and (b) two days prior to the date of the scheduled meeting. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class, series and number of shares of capital stock of the corporation that are owned beneficially by the person, (iv) a statement as to the person's citizenship, and (v) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder and (ii) the class, series and number of shares of capital stock of the corporation that are owned beneficially by the stockholder. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as director of the corporation. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth herein.

      In connection with any annual meeting, the Chairman of the Board of Directors (or such other person presiding at such meeting in accordance with these by-laws) shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

      Directors shall serve as provided in the certificate of incorporation of the corporation. Directors need not be stockholders.

      2.2 Enlargement and Vacancies. The number of members of the Board of Directors may be increased at any time by vote of a majority of the directors then in office. Sole power to fill vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be vested in the Board of Directors through action by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and each director so chosen shall hold office until the next annual election at which the term of the class to which they have been elected expires and until such director's successor is duly elected and qualified or until such director's earlier resignation, removal from office, death or incapacity. If there are no directors in office, then an election of directors may be held in the manner provided by statute. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law or these by-laws, may exercise the powers of the full board until the vacancy is filled.

      2.3 Resignation and Removal. Any director may resign at any time upon written notice or by electronic transmission to the corporation at its principal place of business or to the Chief Executive Officer and President or the Secretary. Such resignation shall be effective upon receipt of such notice unless the notice specifies such resignation to be effective at some other time or upon the happening of some other event. Any director or the entire Board of Directors may be removed, but only for cause, by the holders of a majority of the shares then entitled to vote at an election of directors, unless otherwise specified by law or the certificate of incorporation.

      2.4 Powers. The business of the corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things which are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

      2.5 Chairman of the Board. If the Board of Directors appoints a Chairman of the Board, such Chairman shall, when present, preside at all meetings of the stockholders and the Board of Directors. The Chairman shall perform such duties and possess such powers as are customarily vested in the office of the Chairman of the Board or as may be vested in the Chairman by the Board of Directors.

      2.6 Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

      2.7 Annual Meetings. The annual meetings of the Board of Directors shall be held immediately following the annual meeting of stockholders, and no notice of such meeting shall be necessary to the Board of Directors, provided a quorum shall be present. The annual meetings shall be for the purposes of organization, and an election of officers and the transaction of other business.

      2.8 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as may be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given prompt notice of such determination. A regular meeting may be held immediately following the annual meeting of stockholders, and at the same place as the annual meeting of stockholders.

      2.9 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer and President, the Secretary, or on the written request of two or more directors, or by one director in the event that there is only one director in office. Notice of the time and place of special meetings shall be delivered personally or by telephone or by electronic transmission to each director, or sent by first-class mail or telegram, cable, commercial delivery service, telex, facsimile transmission, or electronic means, charges prepaid, sent to such director's business or home address as they appear upon the records of the corporation. In case such notice is mailed, it shall be deposited in the United States mail at least four days prior to the time of holding of the meeting. In case such notice is delivered personally or by telegram, cable, commercial delivery service, telex, facsimile transmission, or electronic means, it shall be so delivered at least 48 hours prior to the time of the holding of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

      2.10 Quorum, Action at Meeting, Adjournments. At all meetings of the Board of Directors, a majority of directors then in office, but in no event less than one third of the entire Board of Directors, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or by the certificate of incorporation. For purposes of this section, the term "entire" shall mean the number of directors last fixed by the stockholders or directors, as the case may be, in accordance with law and these by-laws; provided, however, that if less than all the number so fixed of directors were elected, the "entire Board" shall mean the greatest number of directors so elected to hold office at any one time pursuant to such authorization. If a quorum shall not be present at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      2.11 Action Without Meeting. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

      2.12 Telephone Meetings. Unless otherwise restricted by the certificate of incorporation or these by-laws, any member of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or of any committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

      2.13 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution designating such committee or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and make such reports to the Board of Directors as the Board of Directors may request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these by-laws for the conduct of its business by the Board of Directors.

      2.14 Fees and Compensation of Directors. Unless otherwise restricted by the certificate of incorporation or these by-laws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                    ARTICLE 3

                                    Officers

      3.1 Officers Designated. The officers of the corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer and President, a Secretary, and a Treasurer. The Board of Directors may also choose one or more Vice Presidents, one or more assistant Secretaries and one or more assistant Treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.

      3.2 Election. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chief Executive Officer and President, a Secretary, and a Treasurer. Other officers may be appointed by the Board of Directors at such meeting, at any other meeting, or by written consent or may be appointed by the Chief Executive Officer and President pursuant to a delegation of authority from the Board of Directors.

      3.3 Tenure. The officers of the corporation shall hold office until their successors are chosen and qualify, unless a different term is specified in the vote choosing or appointing such officer, or until such officer's earlier death, resignation or removal. Any officer elected or appointed by the Board of Directors or by the Chief Executive Officer and President may be removed with or without cause at any time by the affirmative vote of a majority of the Board of Directors or a committee duly authorized to do so, except that any officer appointed by the Chief Executive Officer and President may also be removed at any time by the Chief Executive Officer and President. Any vacancy occurring in any office of the corporation may be filled by the Board of Directors, at its discretion. Any officer may resign by delivering such officer's written resignation or electronic transmission of resignation to the corporation at its principal place of business or to the Chief Executive Officer and President or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

      3.4 Chief Executive Officer and President. Subject to such powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the Chief Executive Officer and President shall be the general manager and chief executive officer of the corporation and shall have general supervision, direction, and control over the business and affairs of the corporation, subject to the control of the Board of Directors. The Chief Executive Officer and President may sign and execute, in the name of the corporation, any instrument authorized by the Board of Directors, except when the signing and execution thereof shall have been expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the corporation. The Chief Executive Officer and President shall have all the general powers and duties of management usually vested in the president of a corporation, and shall have such other powers and duties as may be prescribed from time to time by the Board of Directors or these bylaws. The Chief Executive Officer and President shall have discretion to prescribe the duties of other officers and employees of the corporation in a manner not inconsistent with the provisions of these bylaws and the directions of the Board of Directors.

      3.5 Vice Presidents. In the absence or disability of the Chief Executive Officer and President, in the event of a vacancy in the office of Chief Executive Officer and President, or in the event such officer refuses to act, the Vice President shall perform all the duties of the Chief Executive Officer and President and, when so acting, shall have all the powers of, and be subject to all the restrictions on, the Chief Executive Officer and President. If at any such time the corporation has more than one vice president, the duties and powers of the Chief Executive Officer and President shall pass to each vice president in order of such vice president's rank as fixed by the Board of Directors or, if the vice presidents are not so ranked, to the vice president designated by the Board of Directors. The vice presidents shall have such other powers and perform such other duties as may be prescribed for them from time to time by the Board of Directors or pursuant to Sections 35 and 36 of these bylaws or otherwise pursuant to these bylaws.

      3.6 Secretary And Assistant Secretary. The Secretary shall:

      a) Keep, or cause to be kept, minutes of all meetings of the corporation's stockholders, Board of Directors, and committees of the Board of Directors, if any. Such minutes shall be kept in written form.

      (b) Keep, or cause to be kept, at the principal executive office of the corporation, or at the office of its transfer agent or registrar, if any, a record of the corporation's stockholders, showing the names and addresses of all stockholders, and the number and classes of shares held by each. Such records shall be kept in written form or any other form capable of being converted into written form.

      (c) Keep, or cause to be kept, at the principal executive office of the corporation, copies of the corporation's corporate records, including its Certificate of Incorporation and these bylaws.

      (d) Give, or cause to be given, notice of all meetings of stockholders, directors and committees of the Board of Directors, as required by law or by these bylaws.

      (e) Keep the seal of the corporation, if any, in safe custody.

      (f) Exercise such powers and perform such duties as are usually vested in the office of secretary of a corporation, and exercise such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors or these bylaws.

      If any assistant secretaries are appointed, the assistant secretary, or one of the assistant secretaries in the order of their rank as fixed by the Board of Directors or, if they are not so ranked, the assistant secretary designated by the Board of Directors, in the absence or disability of the Secretary or in the event of such officer's refusal to act or if a vacancy exists in the office of Secretary, shall perform the duties and exercise the powers of the Secretary and discharge such duties as may be assigned from time to time pursuant to these bylaws or by the Board of Directors.

      3.7 Treasurer. The Treasurer shall:

      (a) Be responsible for all functions and duties of the treasurer of the corporation.

      (b) Keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account for the corporation.

      (c) Receive or be responsible for receipt of all monies due and payable to the corporation from any source whatsoever; have charge and custody of, and be responsible for, all monies and other valuables of the corporation and be responsible for deposit of all such monies in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors or a duly appointed and authorized committee of the Board of Directors.

      (d) Disburse or be responsible for the disbursement of the funds of the corporation as may be ordered by the Board of Directors or a duly appointed and authorized committee of the Board of Directors.

      (e) Render to the chief executive officer and the Board of Directors a statement of the financial condition of the corporation if called upon to do so.

      (f) Exercise such powers and perform such duties as are usually vested in the office of Treasurer of a corporation, and exercise such other powers and perform such other duties as may be prescribed by the Board of Directors or these bylaws.

      If any assistant financial officer is appointed, the assistant financial officer, or one of the assistant financial officers, if there are more than one, in the order of their rank as fixed by the Board of Directors or, if they are not so ranked, the assistant financial officer designated by the Board of Directors, shall, in the absence or disability of the Treasurer or in the event of such officer's refusal to act, perform the duties and exercise the powers of the Treasurer, and shall have such powers and discharge such duties as may be assigned from time to time pursuant to these bylaws or by the Board of Directors.

      3.8 Bond. If required by the Board of Directors, any officer shall give the corporation a bond in such sum and with such surety or sureties and upon such terms and conditions as shall be satisfactory to the Board of Directors, including without limitation a bond for the faithful performance of the duties of such officer's office and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in such officer's possession or under such officer's control and belonging to the corporation.

      3.9 Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

                                    ARTICLE 4

                                     Notices

      4.1 Delivery. Whenever, under the provisions of law, or of the certificate of incorporation or these by-laws, written notice is required to be given to any director or stockholder, such notice may be given by mail, addressed to such director or stockholder, at such person's address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or delivered to a nationally recognized courier service. Unless written notice by mail is required by law, written notice may also be given by telegram, cable, telecopy, commercial delivery services, telex or similar means, addressed to such director or stockholder at such person's address as it appears on the records of the corporation, in which case such notice shall be deemed to be given when delivered into the control of the persons charged with effecting such transmission, the transmission charge to be paid by the corporation or the person sending such notice and not by the addressee. Oral notice or other in-hand delivery, in person or by telephone, shall be deemed given at the time it is actually given.

      4.2 Waiver of Notice. Whenever any notice is required to be given under the provisions of law or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. In addition to the foregoing, notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals executed under this Section 4.2 shall be filed with the corporate records or made a part of the minutes of the meeting.

                                    ARTICLE 5

       Indemnification Of Directors, Officers, Employees And Other Agents.

      The corporation shall, to the fullest extent authorized under the laws of the State of Delaware, as those laws may be amended and supplemented from time to time, indemnify any director made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of being a director of the corporation or a predecessor corporation or, at the corporation's request, a director or officer of another corporation, provided, however, that the corporation shall indemnify any such agent in connection with a proceeding initiated by such agent only if such proceeding was authorized by the Board of Directors of the corporation. The indemnification provided for in this Article 5 shall: (i) not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) continue as to a person who has ceased to be a director, and
(iii) inure to the benefit of the heirs, executors and administrators of such a person. The corporation's obligation to provide indemnification under this
Article 5 shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the corporation or any other person.

      Expenses incurred by a director of the corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that he is or was a director of the corporation (or was serving at the corporation's request as a director or officer of another corporation) shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized by relevant sections of the General Corporation Law of Delaware. Notwithstanding the foregoing, the corporation shall not be required to advance such expenses to an agent who is a party to an action, suit or proceeding brought by the corporation and approved by a majority of the Board of Directors of the corporation which alleges willful misappropriation of corporate assets by such agent, disclosure of confidential information in violation of such agent's fiduciary or contractual obligations to the corporation or any other willful and deliberate breach in bad faith of such agent's duty to the corporation or its stockholders.

      The foregoing provisions of this Article 5 shall be deemed to be a contract between the corporation and each director who serves in such capacity at any time while this bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

      The Board of Directors in its discretion shall have power on behalf of the corporation to indemnify any person, other than a director, made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was an officer or employee of the corporation.

      To assure indemnification under this Article 5 of all directors, officers and employees who are determined by the corporation or otherwise to be or to have been "fiduciaries" of any employee benefit plan of the corporation which may exist from time to time, Section 145 of the General Corporation Law of Delaware shall, for the purposes of this Article 5, be interpreted as follows: an "other enterprise" shall be deemed to include such an employee benefit plan, including without limitation, any plan of the corporation which is governed by the Act of Congress entitled "Employee Retirement Income Security Act of 1974," as amended from time to time; the corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed "fines."

                                    ARTICLE 6

                                  Capital Stock

      6.1 Certificates for Shares. The shares of the corporation shall be represented by certificates or shall be uncertificated. Certificates shall be signed by, or in the name of the corporation by, the Chairman of the Board, the Chief Executive Officer and President or a Vice President and by the Treasurer, the Secretary or an Assistant Secretary of the corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

      Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required by the General Corporation Law of the State of Delaware or a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

      6.2 Transfer of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate of shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, and proper evidence of compliance of other conditions to rightful transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Upon receipt of proper transfer instructions and proper evidence of compliance of other conditions to rightful transfer from the registered owner of uncertificated share, such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.

      6.3 Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

      6.4 Lost, Stolen or Destroyed Certificates. The Board of Directors may direct that a new certificate or certificates be issued to replace any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing the issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give reasonable evidence of such loss, theft or destruction, to advertise the same in such manner as it shall require, and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.

                                    ARTICLE 7

                              Certain Transactions

      7.1 Transactions with Interested Parties. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction or solely because the vote or votes of such director or officer are counted for such purpose, if:

      (a) the material facts as to such person's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

      (b) the material facts as to such person's relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

      (c) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

      7.2 Quorum. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                    ARTICLE 8

                               General Provisions

      8.1 Dividends. Dividends upon the capital stock of the corporation, subject to any restrictions contained in the General Corporation Law of the State of Delaware or the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting or by written consent. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

      8.2 Reserves. The Board of Directors may set apart out of any funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

      8.3 Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

      8.4 Corporate Seal. The Board of Directors may, by resolution, adopt a corporate seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the word "Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced. The seal may be altered from time to time by the Board of Directors.

      8.5 Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

      8.6 Execution of Corporate Contracts and Instruments. The Board of Directors, except as otherwise provided in these by-laws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

      8.7 Representation of Shares of Other Corporations. The Chief Executive Officer and President or any Vice President, the Treasurer or any assistant Treasurer, or the Secretary or any assistant Secretary of this corporation is authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any corporation or corporations standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

                                    ARTICLE 9

                                   Amendments

      The Board of Directors is expressly empowered to adopt, amend or repeal these by-laws, provided, however, that any adoption, amendment or repeal of these by-laws by the Board of Directors shall require the approval of at least sixty-six and two-thirds percent of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board of Directors). The stockholders shall also have power to adopt, amend or repeal these by-laws at any regular or special meeting of stockholders, provided, however, that in addition to any vote of the holders of any class or series of stock of this corporation required by law or by the certificate of incorporation of this corporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent of the voting power of all of the then outstanding shares of the stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for such adoption, amendment or repeal by the stockholders of any provisions of these by-laws and notice of such adoption, amendment or repeal shall be contained in the notice of such meeting.